Exhibit 99.1

World Fuel Services Corporation Reports Results for the Fourth Quarter and Full Year 2007

MIAMI--(BUSINESS WIRE)--World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported fourth quarter net income of $18.1 million, ($0.64 and $0.63 per share on a basic and diluted basis, respectively), compared to $17.3 million, ($0.62 and $0.60 per share on a basic and diluted basis, respectively), in the fourth quarter of 2006. Our 2007 fourth quarter results were adversely affected by an impairment charge of $2.4 million relating to the write down of capitalized software development costs associated with an aviation flight planning company acquired in 1998. The after-tax effect of the impairment charge was $1.7 million, or $0.06 per share on a basic and diluted basis. For the full year, net income was $64.8 million ($2.30 and $2.23 per share on a basic and diluted basis, respectively), compared to $63.9 million ($2.33 and $2.21 per share on a basic and diluted basis, respectively) in 2006. Our full year results were impacted by impairment charges relating to the write down of a commercial paper investment and capitalized software development costs, aggregating $3.0 million after-tax, or $0.11 per share on a basic and diluted basis.

“While full year results were clearly impacted by strategic investments in people and systems, we finished the year with a strong fourth quarter,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. “Our aviation segment which delivered strong growth in volumes and gross profit for the year, generated record gross profit of $39.1 million in the fourth quarter, an increase of 18% sequentially and 37% year-over-year. As in the third quarter, our aviation segment benefited from increases in jet fuel prices during the quarter,” added Stebbins.

Our marine segment also delivered solid growth in volume and profitability in 2007, generating gross profit of $32.8 million in the fourth quarter, an increase of 22% from the third quarter and 20% year-over-year. “Our marine segment has now generated year-over-year increases in gross profit for twelve out of the last thirteen quarters and while gross profit in our land segment decreased 8% sequentially, gross profit increased 10% year-over-year, our sixth consecutive year-over-year increase in gross profit,” stated Michael J. Kasbar, president and chief operating officer.

“During the fourth quarter, the company also refinanced its bank credit facility, increasing availability under the facility to $475 million and extending the terms of such facility through December 2012,” stated Ira M. Birns, Executive Vice President and Chief Financial Officer. “This facility provides us with increased liquidity to support both organic and strategic growth opportunities going forward,” added Birns.

FOURTH QUARTER AND FULL YEAR FINANCIAL HIGHLIGHTS
($ in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenue	$4,145,522	$2,618,733	$13,729,555	$10,785,136
Gross profit	$73,841	$57,721	$245,272	$214,069
Income from operations	$24,554	$18,837	$85,888	$76,646
Net income	$18,130	$17,269	$64,773	$63,948
Basic earnings per share	$0.64	$0.62	$2.30	$2.33
Diluted earnings per share	$0.63	$0.60	$2.23	$2.21

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals worldwide. With 43 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers are primarily petroleum distributors. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

WORLD FUEL SERVICES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenue	$4,145,522	$2,618,733	$13,729,555	$10,785,136
Cost of sales	4,071,681	2,561,012	13,484,283	10,571,067
Gross profit	73,841	57,721	245,272	214,069

Operating expenses:
Compensation and employee benefits	26,104	21,828	94,809	82,987
Executive severance costs	-	-	-	1,545
Provision for bad debts	1,298	2,292	1,892	3,869
General and administrative	21,885	14,764	62,683	49,022
	49,287	38,884	159,384	137,423

Income from operations	24,554	18,837	85,888	76,646

Interest and other income, net	582	2,278	698	4,753

Income before income taxes	25,136	21,115	86,586	81,399
Provision for income taxes	6,876	3,698	21,235	17,353
	18,260	17,417	65,351	64,046

Minority interest in income of consolidated subsidiaries	130	148	578	98

Net income	$18,130	$17,269	$64,773	$63,948

Basic earnings per share	$0.64	$0.62	$2.30	$2.33

Basic weighted average shares	28,213	27,835	28,102	27,467

Diluted earnings per share	$0.63	$0.60	$2.23	$2.21

Diluted weighted average shares	29,004	29,021	29,062	28,923

WORLD FUEL SERVICES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$36,151	$176,495
Restricted cash	10,000	-
Short-term investments	8,100	12,500
Accounts and notes receivable, net	1,370,656	860,084
Inventories	103,029	74,519
Receivables related to derivative contracts	86,531	37,070
Prepaid expenses and other current assets	50,841	35,423

Total current assets	1,665,308	1,196,091

PROPERTY AND EQUIPMENT, NET	36,870	26,730

GOODWILL	52,104	44,321

IDENTIFIABLE INTANGIBLE ASSETS, NET	26,478	4,961

OTHER ASSETS	17,286	5,297

	$1,798,046	$1,277,400

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt	$53	$10
Accounts payable	1,066,971	720,790
Payables related to derivative contracts	88,302	34,209
Customer deposits	38,452	23,399
Accrued expenses and other current liabilities	37,333	48,353

Total current liabilities	1,231,111	826,761

DEBT	45,191	20,062

LONG-TERM LIABILITIES	37,867	4,608

SHAREHOLDERS' EQUITY	483,877	425,969

	$1,798,046	$1,277,400

WORLD FUEL SERVICES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$18,130	$17,269	$64,773	$63,948
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for bad debts	1,298	2,292	1,892	3,869
Depreciation and amortization	2,710	1,431	6,901	4,866
Deferred income tax (benefit) provision	(2,373)	814	(3,020)	4,187
Unrealized derivatives losses (gains), net	715	561	107	(856)
Share based payment compensation costs for employees and non-employee directors	1,731	2,152	7,166	7,035
Software write-down	2,445	-	2,445	-
Impairment on short-term investments	-	-	1,900	-
Other non-cash operating charges (credits)	688	133	449	73
Changes in operating assets and liabilities:
Accounts receivable	(175,411)	(31,831)	(454,293)	(174,348)
Inventories	11,481	(7,912)	(26,780)	(37,871)
Other current assets	(44,704)	(3,155)	(57,182)	3,607
Other assets	(7,623)	29	(9,094)	(26)
Accounts payable	88,980	59,979	316,277	185,215
Accrued expenses and other current liabilities	41,765	12,175	60,351	8,406
Other	9,074	(746)	10,181	(221)
Total adjustments	(69,224)	35,922	(142,700)	3,936
Net cash (used in) provided by operating activities	(51,094)	53,191	(77,927)	67,884
Cash flows from investing activities:
Capital expenditures	(3,912)	(4,698)	(16,581)	(20,031)
Purchases of short-term investments	-	(27,500)	(30,060)	(58,555)
Proceeds from the sale of short-term investments	-	25,000	32,560	56,055
Acquisition of business, net of cash acquired	(54,907)	-	(54,907)	(2,646)
Net cash used in investing activities	(58,819)	(7,198)	(68,988)	(25,177)
Cash flows from financing activities:
Dividends paid on common stock	(1,064)	(1,066)	(4,253)	(4,160)
Borrowings (repayments), net, under revolving credit facility	20,000	-	20,000	-
Restricted cash	(10,000)	-	(10,000)	-
Other	2,675	1,370	824	4,664
Net cash used in financing activities	11,611	304	6,571	504
Net (decrease) increase in cash and cash equivalents	(98,302)	46,297	(140,344)	43,211
Cash and cash equivalents, at beginning of period	134,453	130,198	176,495	133,284
Cash and cash equivalents, at end of period	$36,151	$176,495	$36,151	$176,495

CONTACT:
World Fuel Services Corporation, Miami
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Francis X. Shea, Executive Vice President &
Chief Risk and Administrative Officer
305-428-8000